Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Announces $1.5 Billion Cash Tender Offer for Certain Notes

DEERFIELD, Ill.—Nov. 19, 2013 –Mondelēz International, Inc. (the “Company,” “us” or “Mondelēz International”) today announced it has commenced a cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $1,500,000,000 of its 6.500% Notes due 2017 (the “Priority 1 Notes”), 6.125% Notes due 2018 (the “Priority 2 Notes”), 6.125% Notes due 2018 (the “Priority 3 Notes”) and 5.375% Notes due 2020 (the “Priority 4 Notes” and, together with the Priority 1 Notes, the Priority 2 Notes and the Priority 3 Notes, the “Notes”).

The Tender Offer is being made pursuant to, and subject to the terms and conditions in, an Offer to Purchase, dated November 19, 2013 (the “Offer to Purchase”) and related Letter of Transmittal, dated November 19, 2013 (the “Letter of Transmittal”), which set forth a description of terms of the Tender Offer. A summary of the Tender Offer is below:

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (Basis Points)
6.500% Notes due 2017	50075NAS3	$1,500,000,000	$500,000,000	1	0.50% due 7/31/2017	PX5	45
6.125% Notes due 2018	50075NAU8	$1,403,875,000	$500,000,000	2	0.875% due 1/31/2018	PX6	55
6.125% Notes due 2018	50075NAV6	$811,457,000	$300,000,000	3	1.375% due 7/31/2018	PX6	55
5.375% Notes due 2020	50075NBA1	$2,489,960,000	$300,000,000	4	1.375% due 1/31/2020	PX6	90

(1)	The applicable page on Bloomberg from which the Lead Dealer Managers will quote the bid side prices of the applicable Reference U.S. Treasury Security.

The Tender Offer will expire at 11:59 p.m., Eastern time, on December 17, 2013, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., Eastern time, on December 3, 2013, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration (as defined below) for their tendered Notes. After such time, the Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law. Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, we expect that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be on December 11, 2013, and that settlement for Notes validly tendered and not validly withdrawn after the Early Tender Deadline will be December 18, 2013.

The consideration paid in the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference U.S. Treasury Security”) specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will receive the applicable “Total Consideration,” which includes an early tender payment of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Deadline and on or before the Expiration Time will only receive the applicable Tender Consideration per $1,000 principal amount of Notes tendered by such Holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date.

The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended, terminated or withdrawn in whole or with respect to one or more series of Notes. The amounts of each series of Notes that are purchased on any settlement date will be determined in accordance with the acceptance priority levels specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level. In addition, no more than $500,000,000 aggregate principal amount of the Priority 1 Notes, no more than $500,000,000 aggregate principal amount of the Priority 2 Notes, no more than $300,000,000 aggregate principal amount of the Priority 3 Notes, and no more than $300,000,000 aggregate principal amount of the Priority 4 Notes will be purchased in the Tender Offer (each such aggregate principal amount, a “Tender Cap” with respect to the applicable series of Notes).

Subject to the applicable Tender Caps, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted in the Tender Offer, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offer. However, Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered after the Early Tender Deadline even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Deadline.

Notes of a series subject to a Tender Cap may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the applicable Tender Cap. In addition, we will only accept for purchase Notes up to a combined aggregate principal amount of $1,500,000,000. If purchasing all of the tendered Notes of a series of Notes of an applicable Acceptance Priority Level on any settlement date would cause the foregoing maximum amount limitation to be exceeded, the amount of that series of Notes purchased on that settlement date will be prorated based on the aggregate principal amount of that series of Notes tendered in respect of that settlement date such that the maximum amount limitation will not be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes after the Early Tender Deadline will not have any of their Notes accepted for payment.

Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more series of Notes. If the Tender Offer is terminated with respect to any series of Notes without Notes of such series being accepted for purchase, Notes of such series tendered pursuant to the Tender Offer will promptly be returned to the tendering holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering holders promptly following the Expiration Time or, if the Tender Offer is fully subscribed as of the Early Tender Deadline, promptly following the Early Tender Deadline.

Concurrently with the Tender Offer, we intend to offer and sell new debt securities. The net proceeds of the offering will be used to finance the purchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, and to pay all fees and expenses in connection with the Tender Offer. We expect to consummate the notes offering soon after the Early Tender Deadline. The Company’s obligation to accept for purchase, and to pay for, any Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of (i) the condition that the Company receive funds in the notes offering sufficient to purchase all Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company and to pay all fees and expenses in connection with the Tender Offer and (ii) the other conditions described in the Offer to Purchase under the heading “Terms of the Tender Offer—Conditions to the Tender Offer”.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

BNP Paribas Securities Corp., BofA Merrill Lynch, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are serving as Lead Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to BNP Paribas Securities Corp. at 888-210-4358 (toll free) or 212-841-3059 (collect), to BofA Merrill Lynch at 888-292-0070 (toll free) or 980-387-3907 (collect), to Credit Suisse Securities (USA) LLC at 800-820-1653 (toll free) or 212-538-2147 (collect) or to Deutsche Bank Securities Inc. at 866-627-0391 (toll free) or 212-250-2955 (collect). Requests for the Offer to Purchase or the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as Tender and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, 212-430-3774; all others toll free at 866-924-2200.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “intend,” “expect” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about the terms and conditions of, and completion of, the tender offer or the concurrent notes offering. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.